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                                                                   EXHIBIT 10.8


                                      THIRD
                                    AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT


                  THIS THIRD AMENDMENT dated as of October 20, 2000 (the "Amendment") to the Amended and Restated Receivables Purchase Agreement, dated as of March 31, 1998 and amended as of November 30, 1998 and as of October 25, 1999 (the "Agreement") among LEXMARK INTERNATIONAL, INC., as servicer (the "Servicer"), LEXMARK RECEIVABLES CORPORATION, as seller (the "Seller"), DELAWARE FUNDING CORPORATION, as buyer (the "Buyer") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as administrative agent (the "Administrative Agent"), is by and among the parties listed above. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

                                    RECITALS

                  WHEREAS, the Administrative Agent, the Servicer, the Seller and the Buyer wish to amend the Agreement in certain respects as provided below, and the APA Purchasers are willing to consent to such amendments upon the terms provided for herein;

                  WHEREAS, pursuant to Section 9.06 of the Agreement, the Administrative Agent, the Servicer, the Seller and the Buyer may, from time to time, enter into agreements amending, modifying or supplementing the Agreement;

                  NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Amendments to Section 1.01 of the Agreement.

                  (a) The definitions of "Buyers' Percentage Interest," "Concentration Factor," "Expiration Date," "Group A Obligor," "Group B Obligor," "Group C Obligor," "Maximum Net Investment" and "Loss Percentage" in Section
1.01 of the Agreement are hereby deleted in their entirety and replaced with the following:

                  "Buyer's Percentage Interest" shall mean, at any time of determination, a percentage equal to the following:

                               NI + DPP + BD +ECR
                               ------------------
                                       NRB
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Where:

NI  = the Net Investment at the time of such determination;

DPP = the Deferred Purchase Price at the time of such determination;

BD  = the Buyer's Discount at the time of such determination;

ECR = the Excess Concentration Reserve at the time of such determination; and

NRB = the Net Receivables Balance at the time of such determination.

                  Notwithstanding the foregoing computation, the Buyer's Percentage Interest shall not exceed 100%. The Buyer's Percentage Interest shall be calculated by the Servicer on the closing date of the initial Incremental Purchase hereunder. Thereafter, until the Expiration Date, the Buyer's Percentage Interest shall be recomputed in Monthly Reports delivered pursuant to
Section 2.14 hereof, in Purchase Notices delivered pursuant to Section 2.03 hereof and otherwise in writing upon request of the Buyer or the Administrative Agent made to the Servicer. Absent any error in calculation, the Buyer's Percentage Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Purchase made pursuant to Section 2.05 hereof and 2.08(a) hereof during any period between computations of the Buyer's Percentage Interest; provided, however, that on and after the Expiration Date, the Buyer's Percentage Interest shall be equal to the greater of (i) the Buyer's Percentage Interest on the first Business Day preceding the occurrence of the Expiration Date, and (ii) the Buyer's Percentage Interest on each Business Day after the occurrence of the Expiration Date. If the Servicer shall fail to promptly calculate the Buyer's Percentage Interest as required herein, the Buyer or the Administrative Agent may compute the Buyer's Percentage Interest, which computation shall be conclusive absent manifest error.

                  "Concentration Factor" shall mean (i) for any Group A Obligor and its Subsidiaries, 18.0% of an amount equal to the Outstanding Balances of all Eligible Receivables, (ii) for any Group B Obligor and its Subsidiaries, 9.0% of an amount equal to the Outstanding Balances of all Eligible Receivables,
(iii) for any Group C Obligor and its Subsidiaries, 6.0% of an amount equal to the Outstanding Balances of all Eligible Receivables, (iv) for any Group D Obligor and its Subsidiaries, 4.5% of an amount equal to the Outstanding Balances of all Eligible Receivables and (v) for any Obligor and its Subsidiaries and Affiliates listed on Exhibit F hereto, the applicable percentage specified on Exhibit F of an amount equal to the Outstanding Balances of all Eligible Receivables.

                  "Expiration Date" shall mean the earliest of (i) October 19, 2001 as such date may be extended in the sole discretion of the Buyer pursuant to the terms hereof, (ii) the date of termination of the commitment of the Program LOC Bank under the Program Letter of Credit Reimbursement Agreement,
(iii) the date of termination of the commitment of the APA Lending Banks under the APA Credit Agreement, (iv) the date of termination of the commitment of any APA Purchaser under the Asset Purchase Agreement (unless other APA Purchaser(s) or a replacement APA Purchaser accepts such terminating APA Purchaser's commitment or unless the Maximum Purchase Commitment and the Net Investment (if necessary) are reduced in an


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amount equal to the terminated commitment), and (v) the day on which the Buyer delivers a Notice of Termination pursuant to Section 7.02 hereof or a Termination Event described in Section 7.01(j) hereof occurs.

                  "Group A Obligor" shall mean any Obligor whose unsecured short-term debt is rated at least "A-1" by S&P and at least "P-1" by Moody's, or in the case of an Obligor with long-term debt ratings only, at least "A" by S&P and at least "A2" by Moody's.

                  "Group B Obligor" shall mean any Obligor (i) who is not a Group A Obligor and (ii) whose unsecured short-term debt is rated at least "A-2" by S&P and at least "P-2" by Moody's, or in the case of an Obligor with long-term debt ratings only, at least "BBB+" by S&P and at least "Baa1" by Moody's.

                  "Group C Obligor" shall mean any Obligor (i) who is not a Group A Obligor or a Group B Obligor and (ii) whose unsecured short-term debt is rated at least "A-3" by S&P and at least "P-3" by Moody's, or in the case of an Obligor with long-term debt ratings only, at least "BBB-" by S&P and at least "Baa3" by Moody's.

                  "Loss Percentage" shall mean, at any time, the greater of (i) 18.0% and (ii) the Default Reserve.

                  "Maximum Net Investment" shall mean $170,000,000, unless otherwise increased with the consent of the Buyer or reduced as provided for in
Section 2.11(a) hereof; provided, however, that at all times on and after the Expiration Date, the "Maximum Net Investment" shall mean the Net Investment.

                  (b) The following definitions are hereby added to Section 1.01 of the Agreement in the appropriate alphabetical order:

                  "Excess Concentration Reserve" shall mean, at any time of determination, the product of (a) the percentage specified in clause (i) of the definition of "Loss Percentage" and (b) the Total Excess Concentration Amount at such time.

                  "Total Excess Concentration Amount" shall mean, at any time of determination, the sum of all amounts determined as follows: for each Obligor, the amount, if any, by which (i) the aggregate Outstanding Balance of the Eligible Receivables related to such Obligor and any of its Subsidiaries and Affiliates exceeds (ii) the Concentration Factor for such Obligor.

                  SECTION 2. Amendment to Section 1.03 of the Agreement. Section
1.03 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  1.03 Obligor Classification. The debt rating of an Obligor shall be determined as follows:

                  (a) short-term debt ratings shall be utilized in determining the relevant Obligor classification unless an Obligor has long-term debt ratings only, in which case the long-term ratings may be utilized in determining the relevant Obligor classification;


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                  (b) if any debt rating of an Obligor which is based upon (i)
full credit enhancement provided by a third party or (ii) a guaranty in full by the parent, the debt rating of the credit enhancer or guarantor shall be utilized;

                  (c) if more than one rating agency provides a rating of any type of the Obligor's debt, the lowest rating for such type of debt shall be utilized; and

                  (d) if no ratings are available for an Obligor, then such Obligor shall be a Group D Obligor.

                  SECTION 3 Amendment to Section 9.10 of Agreement. Section 9.10 of the Agreement is hereby amended to permit electronic notices and now reads as follows:

                  9.10 Notices. All notices under Section 7.02 hereof shall be given to the Seller and the Servicer by telephone or facsimile, confirmed by first-class mail, first-class express mail or courier, in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing (including telexed, facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, or by telex or facsimile, or electronically, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the Office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                  SECTION 4. Amendment to Exhibit F of the Agreement. In connection with the amendments provided for by this Amendment, the attached List of Special Obligors set forth on Exhibit F hereto shall supersede the Exhibit F that is part of the Agreement, and from and after the date of this Amendment all references to such Exhibit F shall refer to the Exhibit F attached to this Amendment.

                  SECTION 5. Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

                  SECTION 6. Effectiveness. The amendments provided for by this Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of (i) counterparts of this Amendment, duly executed by each of the parties hereto, (ii) an officer's certificate for each of the Seller and the Servicer dated the date hereof in form and substance satisfactory to the Administrative Agent and (iii) an opinion of counsel to the Seller and Servicer in form and substance satisfactory to the Administrative Agent.

                  SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when


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executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 DELAWARE FUNDING CORPORATION

                                 By:  Morgan Guaranty Trust Company of
                                      New York, as attorney-in-fact for
                                      Delaware Funding Corporation


                                 By:  /s/ Janine D. Marsini
                                      --------------------------------
                                      Authorized Signatory

                                      Vice President
                                      --------------------------------
                                      Title

                                 MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Administrative Agent


                                 By:  /s/ Janine D. Marsini
                                      ---------------------------------
                                      Authorized Signatory

                                      Vice President
                                      --------------------------------
                                      Title

                                LEXMARK RECEIVABLES CORPORATION


                                 By:  /s/ Gary E. Morin
                                      ---------------------------------
                                      Authorized Signatory

                                      President
                                      --------------------------------
                                      Title

                                LEXMARK INTERNATIONAL, INC.


                                 By:  /s/ Gary E. Morin
                                      ----------------------------------
                                      Authorized Signatory

                                      Executive Vice President and
                                      Chief Financial Officer
                                      --------------------------------
                                      Title


      [Amended and Restated Receivables Purchase Agreement Signature Page]


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                                                                      EXHIBIT F
                                                                             to
                                                           Amended and Restated
                                                 Receivables Purchase Agreement

                            List of Special Obligors


         Obligor                              Concentration Factor
         -------                              --------------------
         All Government Obligors, in                  3.0%
         the aggregate